Quest Solution Reports Full Year 2018 Revenue up to $56.2M; Fourth

Quarter Gross Margin Improves to 32%

●	Fiscal year 2018 revenue grew 12% excluding impact of ASC 606
●	Fiscal Year 2018 adjusted EBITDA increased 31%
●	Q4 2018 revenue grew 10.1% excluding impact of ASC 606
●	Q4 first full quarter which includes recently acquired Artificial Intelligence business
●	Q4 Gross profit margin of 32% as compared to 20% in Q4 2017
●	Q4 adjusted EBITDA of $1.2 Million
●	Company has applied for Nasdaq listing

Salt Lake City, UT, June 5, 2019 — Quest Solution, Inc. (QUES) (“Quest” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced its financial results for the three month and year-end periods ended December 31, 2018.

Shai Lustgarten, CEO, commented, “This was a milestone quarter for Quest in which we realized substantial improvement in our gross profit and adjusted EBITDA margins while transforming the growth prospect for the business with the acquisition of HTS Imaging Processing (HTS). HTS adds superior patented AI-Machine Vision technology, a critical component in new and growing markets such as Security, Safe City, Traffic Management, Autonomous Cars, Parking Automation and Access Control. Moreover, this technology enables us to offer proprietary AI-based solutions to the multi-billion dollar Supply Chain market, where we have a strong and solid existing customer base of Fortune 500 corporations.

“Our AI technology is already being implemented in Homeland Security projects in critical areas of the Middle East as well as in several select areas of the U.S. Recently, we announced the initial deployment of our solution at a pre-K-12 preparatory school in Florida to enhance the safety of students, teachers, and staff as well as the integration of our vehicle recognition system with the municipal law enforcement database for a large state. In addition to its security and safety applications, our enhanced portfolio of patented pattern recognition technology also captures important data for use in parking automation and warehouse management. We’re excited about the interest we’re seeing in the multi-billion dollar markets we participate in, and believe that our AI solutions represent an unprecedented opportunity for a continuation of the accelerated growth and higher margins we achieved in the fourth quarter of 2018 as we move through 2019 and beyond.”

Fourth Quarter and Recent Operational Highlights:

●	Acquired HTS Image Processing, Inc., transforming Quest’s capabilities to now include AI-based vision technology
●	Entered airport parking vertical using AI-based technology with expected installations at JFK, La Guardia and Newark Airports, among others
●	Received order for AI-Based “Visual Cortex” software for safe city, transportation management and data collection for use in Brazil
●	Signed an approximately $3 million follow-on agreement for manufacture and supply of mobile computers
●	Awarded ten-year contract from Better Made Snack Foods, Inc. for comprehensive supply chain solution

●	Added color and make recognition capabilities to the Visual Cortex™ Algorithm for Vehicle Recognition
●	Awarded contract to install AI-Based “Visual Cortex” safe school security offering at south Florida School
●	Awarded $4 million contract for data collection project from leading food distributor servicing the U.S. and Canada; also awarded subsequent $1.8 million in follow-on purchase orders
●	Won $7 million project from leading U.S. supply chain & logistics firm for mounted rugged computers
●	Awarded a U.S. patent for cloud-based automatic license plate recognition (ALPR) management
●	Announced the U.S. launch of AI-Based smart ticketless parking solution
●	Completed $5 Million private placement of equity
●	Announced integration of AI-based vehicle recognition system with law enforcement database for community safety and crime prevention
●	Received $1.8 million purchase order for mobile computers from multinational third party logistics firm

Financial Results:

Quest adopted the new accounting standard, ASC 606 which impacts the way the Company records revenue from customer contracts. Details on the Company’s adoption of ASC 606 and its impact on fiscal 2018 revenue and profitability are contained in the 10K.

Fourth Quarter 2018

Quest reported revenues of $13.8 million for the quarter ended December 31, 2018 as compared to $13.6 million in the comparable 2017 period. Excluding the impact of recently implemented ASC 606, revenue for the quarter would have increased 10.1% to $14.9 million. The revenue increase for the quarter was primarily related to strong execution by the Company’s sales team and growing customer relationships, as well as the inclusion of a full quarter of revenues from Quest’s new subsidiary HTS Image Processing, acquired in early October 2018. Gross margin in the quarter increased to 32% compared to 20% in the prior year period. Excluding the impact of Topic 606, gross margin for the fourth quarter increased to 27%.  Total operating expenses for the fourth quarter of 2018 were $5.4 million compared to $3.1 million in the fourth quarter last year. The increase in operating expense was largely related to increases in non-cash stock based compensation and professional fees related to the Company’s acquisition and integration of HTS and financing activities.

Net loss for the quarter was $0.9 million, compared to $0.7 million, for the fourth quarter of last year. Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the fourth quarter of 2018 increased to $1.2 million compared to $191,400 on the fourth quarter of 2017.

Full Year 2018

For the year ended December 31, 2018, Quest reported revenues of $56.2 million as compared to $54.5 million in the prior year. Excluding the impact of ASC 606, revenue for 2018 was $60.8 million, an increase of 11.7% compared to the previous year. The increase was primarily related to strong execution by the Company’s sales team and growing customer relationships, as well as the inclusion of fourth quarter revenues from Quest’s new subsidiary HTS Image Processing, as described above. Gross margin improved to 23% as compared to 21% in 2017. Excluding the impact of ASC 606, gross margin for the year was 21%. Total operating expenses for 2018 were $16.1 million compared to $12.2 million in 2017. The increase in operating expenses was primarily related to increases in non-cash stock compensation as well as professional fees related to the Company’s acquisition and integration of HTS, and financing activities.

Net loss attributable to common stockholders was $5.4 million, or a loss of $0.11 per share on a full year basis, compared to a net loss of $2.1 million, or a loss of $0.06 per share, for full year 2017.

Total stockholders’ equity at December 31, 2018 was $2,292,602 compared to a deficit of $1,248,168 at December 31, 2017.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results.

Mr. Lustgarten continued, “We recently announced the closing of a $5 million private placement and plan to use the net proceeds for the further development of Artificial Intelligence and Machine Learning solutions for school security, smart city and supply chain as well as for increasing sales and marketing efforts and for general working capital. With our IP and patents, we believe we are competitively positioned to grow our leadership role as a provider of AI-Machine Learning based solutions. With Quest’s continued development in mind, we plan to pursue a Nasdaq listing which we believe will introduce Quest to a broader audience and create future opportunities.”

Mr. Lustgarten concluded: “2018 was a transformative year and we are energized to build on the momentum generated by our acquisition of industry leading AI technology which brought new customers, contracts and end markets. We remain focused on growing our list of Fortune 500 customers by providing exceptional solutions that intelligently connect people, assets and data. As we move through 2019, we are intent on continuing to introduce innovative technology to expand our customer base, capture increased market share and drive continued growth.”

About Quest Solution, Inc.

Quest Solution’s HTS Image Processing subsidiary is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(AUDITED)

	Three months ended		Year ended
	December 31, (Unaudited)		December 31, (Audited)
	2018	2017	2018	2017
Revenues
Total Revenues, net	$13,800,431	$13,572,090	$56,202,332	$54,458,845

Cost of goods sold
Cost of goods sold	9,452,435	10,826,086	43,139,895	43,089,210
Total costs of goods sold	9,452,435	10,826,086	43,139,895	43,089,210

Gross profit	4,347,996	2,746,004	13,062,437	11,369,635

Operating expenses
General and administrative	748,730	550,453	2,472,240	1,858,847
Salary and employee benefits	3,458,498	1,906,407	9,917,079	7,951,970
Depreciation and amortization	529,147	438,592	1,841,363	1,762,937
Professional fees	686,603	223,864	1,855,525	674,374
Total operating expenses	5,422,978	3,119,316	16,086,207	12,248,128

Loss from operations	(1,074,982)	(373,312)	(3,023,770)	(878,493)

Other income (expenses):
Interest expense	(607,446)	(480,202)	(1,570,003)	(1,555,350)
Restructuring expense	-	(26,880)	-	(26,880)
Other (expenses) income	217,087	40,305	(1,133,410)	29,548
Total other expense	(390,359)	(466,778)	(2,703,413)	(1,552,682)

Net Loss Before Income Taxes	(1,465,341)	(840,090)	(5,727,183)	(2,431,175)

(Provision) benefit for Income Taxes
Current	27,553	91,410	(47,351)	-
Deferred	552,489	-	552,489	-
Total Income Tax Benefit (Provision)	580,042	91,410	505,138	-

Net loss from continuing operations	$(885,299)	$(748,680)	$(5,222,045)	$(2,431,175)
Less: Preferred stock – Series C dividend	(47,153)	430,766	(188,612)	289,695

Net loss attributable to the common stockholders	(932,452)	(317,914)	(5,410,657)	(2,141,480)
Foreign currency translation adjustment	881		881	-
Other comprehensive income (loss)	$(931,571)	$(317,914)	$(5,409,776)	$(2,141,480)

Net loss per share - basic	$(0.02)	$(0.01)	$(0.11)	$(0.06)
Net loss per share - diluted	$(0.02)	$(0.01)	$(0.11)	$(0.06)

Weighted average number of common shares outstanding – basic and diluted	49,630,590	35,814,751	49,630,590	35,814,751

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$377,892	$24,634
Accounts receivable, net	12,261,628	6,387,734
Inventory	1,803,523	439,720
Prepaid expenses	169,455	476,840
Other current assets	77,780	126,187
Total current assets	14,690,278	7,455,115

Fixed assets, net of accumulated depreciation of $2,036,713 and $3,285,245, respectively	388,955	92,803
Goodwill	13,920,508	10,114,164
Trade name	1,804,596	2,359,481
Customer relationships	7,514,001	5,310,938
Other intangibles	1,267,432	-
Cash, restricted	531,938	684,610
Other assets	30,763	39,512
Total assets	$40,148,471	$26,056,623

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$17,484,212	$13,239,810
Accrued interest and accrued liabilities, related party	-	38,430
Line of credit	4,533,575	3,667,417
Accrued payroll and sales tax	2,173,345	1,531,233
Deferred revenue, net	-	761,194
Notes payable, related parties – current portion	1,891,000	106,500
Notes payable – current portion	8,823,151	3,429,025
Other current liabilities	265,178	121,117
Total current liabilities	35,170,461	22,894,726

Long term liabilities
Notes payable, related party, less current portion	1,911,973	3,222,900
Accrued interest and accrued liabilities, related party	32,898	165,014
Notes payable, less current portion	130,294	130,294
Deferred revenue, net	-	452,024
Other long term liabilities	610,243	439,833
Total liabilities	37,855,869	27,304,791

Commitments and contingencies (Note 10)	-	-

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 3,143,530 shares issued and outstanding, respectively	4,829	4,829
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,931,693 and 36,828,371 shares issued and outstanding, respectively.	71,933	36,828
Common stock; $0.001 par value; 11,084,657 shares to be received	(2,615,979)	-
Common stock to be repurchased by the Company	(230,490)	(230,490)
Additional paid-in capital	44,813,861	34,375,659
Accumulated (deficit)	(39,752,433)	(35,554,994)
Accumulated other comprehensive loss	881	-
Total stockholders’ equity (deficit)	2,292,602	(1,248,168)
Total liabilities and stockholders’ equity (deficit)	$40,148,471	$26,056,623

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three months ended		Year ended
	December 31,		December 31,
Adjusted EBITDA Calculation	2018	2017	2018	2017

Net loss	(885,299)	(748,680)	(5,222,045)	(2,431,176)
Depreciation & amortization	529,147	438,592	1,841,363	1,762,937
Interest expense	607,446	480,202	1,570,003	1,555,350
Income taxes	(580,042)	(91,410)	(505,138)	-
Stock compensation	1,021,267	112,687	2,145,819	750,745
Gain on cancellation of insurance	-	-	(150,146)	-
Loss on forgiveness of debt	-	-	1,264,237	-
Nonrecurring financing-related costs	485,693	-	1,204,615	-
Adjusted EBITDA	1,178,212	191,391	2,148,708	1,637,856

Total revenues, net	13,800,431	13,572,090	56,202,332	54,458,845

Adjusted EBITDA as a % of total revenues, net	8.54%	1.41%	3.82%	3.01%

QUEST SOLUTION, INC.

CALCULATION OF ADJUSTMENT FROM ASC 606 TO ASC 605

(UNAUDITED)

	Three months ended			Year ended
	December 31,			December 31,
	2018	2017		2018	2017
Revenues
Revenues per financial statements	$13,800,431	$13,572,090	1.7%	$56,202,332	$54,458,845	3.2%
Add revenues, ASC 605	1,786,777	-		6,577,260	-
Deduct revenues, ASC 606	(649,062)	-		(1,956,569)	-
Total revenues excluding impact of ASC 606	14,938,146	13,572,090	10.1%	60,823,023	54,458,845	11.7%

Cost of goods sold	9,452,435	10,826,086	-12.7%	43,139,895	43,089,210	0.1%
Add cost of goods sold, ASC 605	1,423,907	-		5,216,493	-
Deduct cost of goods sold, ASC 606	-	-		-	-
Total cost of goods sold excluding impact of ASC 606	10,876,342	10,826,086	0.5%	48,356,388	43,089,210	12.2%

ASC 606 net change to gross profit	286,192	-		595,802	595,802

Gross profit, ASC 606	4,347,996	2,746,004	58.3%	13,062,437	11,369,635	14.9%